INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Gold & Special Minerals Fund:

We consent to the use in this Registration Statement of Oppenheimer Gold & Special Minerals Fund of our report dated July 22,1998, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Financial Highlights" included in the Prospectus, which is also a part of such Registration Statement.

                              /s/ KPMG Peat Marwick LLP

                              KPMG Peat Marwick LLP

Denver, Colorado
October 23, 1998